Exhibit 99.1

PJT Partners Inc. Reports Record Second Quarter and Six Months 2026 Results

Second Quarter Overview

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Record Second Quarter Revenues, Pretax Income and EPS
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Revenues of $486 million, an increase of 20% from a year ago
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GAAP Pretax Income of $102 million and Adjusted Pretax Income of $106 million, increases of 33% and 32%, respectively, from a year ago
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GAAP Diluted EPS of $1.66 and Adjusted EPS of $1.97, increases of 37% and 28%, respectively, from a year ago

Six Months Overview

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Record First Half Revenues, Pretax Income and EPS
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Revenues of $904 million, an increase of 24% from a year ago
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GAAP Pretax Income of $182 million and Adjusted Pretax Income of $189 million, increases of 41% and 39%, respectively, from a year ago
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GAAP Diluted EPS of $3.87 and Adjusted EPS of $3.51, increases of 21% and 36%, respectively, from a year ago

Balance Sheet and Capital Management

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Record Second Quarter Cash, Cash equivalents and Short-term investments of $535 million and no funded debt
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Repurchased 2.1 million shares and share equivalents through June 30, 2026

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm delivered record setting results across the board, as second quarter and first half Revenues, Pretax Income and EPS were all the highest in our firm’s history. Over the past decade, we have been steadfast in our commitment to value-enhancing, long-term investments that scale and strengthen our businesses. That investment has been essential to our growth trajectory, enabling us to build our capabilities, our footprint and our brand. As before, we remain highly confident in our future growth prospects.”

New York, July 28, 2026: PJT Partners Inc. (the “Company,” “PJT Partners,” “we,” “us” or “our”) (NYSE: PJT) today announced its financial results for the second quarter and six months ended June 30, 2026.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues and Expenses

The following tables set forth information relating to the Company’s revenues and expenses for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
	GAAP			As Adjusted
	2026	2025	Change	2026	2025	Change
	(Dollars in Millions)

Revenues	$486.3	$406.9	20%	$486.3	$406.9	20%
Expenses
Compensation and Benefits	$325.6	$276.8	18%	$323.4	$274.7	18%
% of Revenues	67.0%	68.0%		66.5%	67.5%
Non-Compensation	$58.6	$53.6	9%	$57.3	$52.1	10%
% of Revenues	12.0%	13.2%		11.8%	12.8%
Total Expenses	$384.2	$330.4	16%	$380.7	$326.8	16%
% of Revenues	79.0%	81.2%		78.3%	80.3%
Pretax Income	$102.1	$76.5	33%	$105.6	$80.1	32%
% of Revenues	21.0%	18.8%		21.7%	19.7%

	Six Months Ended June 30,
	GAAP			As Adjusted
	2026	2025	Change	2026	2025	Change
	(Dollars in Millions)

Revenues	$904.5	$731.4	24%	$904.5	$731.4	24%
Expenses
Compensation and Benefits	$605.9	$498.0	22%	$601.5	$493.8	22%
% of Revenues	67.0%	68.1%		66.5%	67.5%
Non-Compensation	$116.2	$104.4	11%	$113.5	$101.5	12%
% of Revenues	12.8%	14.3%		12.6%	13.9%
Total Expenses	$722.0	$602.4	20%	$715.0	$595.2	20%
% of Revenues	79.8%	82.4%		79.1%	81.4%
Pretax Income	$182.5	$129.1	41%	$189.5	$136.2	39%
% of Revenues	20.2%	17.6%		20.9%	18.6%

Revenues

Three and Six Months Ended

The increases in Revenues were due to increases in strategic advisory, private capital solutions, and restructuring revenues.

Compensation and Benefits Expense

Three and Six Months Ended

GAAP Compensation and Benefits Expense was $326 million and $606 million for the three and six months ended June 30, 2026, respectively, and $277 million and $498 million for the three and six months ended June 30, 2025, respectively.

Adjusted Compensation and Benefits Expense was $323 million and $601 million for the three and six months ended June 30, 2026, respectively, and $275 million and $494 million for the three and six months ended June 30, 2025, respectively.

The increases in Compensation and Benefits Expense were driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Non-Compensation Expense

Three and Six Months Ended

GAAP Non-Compensation Expense was $59 million and $116 million for the three and six months ended June 30, 2026, respectively, and $54 million and $104 million for the three and six months ended June 30, 2025, respectively.

Adjusted Non-Compensation Expense was $57 million and $114 million for the three and six months ended June 30, 2026, respectively, and $52 million and $101 million for the three and six months ended June 30, 2025, respectively.

The increases in Non-Compensation Expense were principally driven by: (i) Expansion of our global office footprint and the associated build-out, which resulted in increased Occupancy and Related, and Depreciation and Amortization expense, respectively; (ii) Elevated business-related activity and higher travel costs, which resulted in increased Travel and Related expense; (iii) Higher senior advisor expenses, which resulted in increased Professional Fees; and (iv) Continued investments in technology infrastructure and higher market data expense, which resulted in increased Communications and Information Services expense.

Provision for Taxes

As of June 30, 2026, the Company owned 64.7% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended June 30, 2026 and 2025 was 20.4% and 19.7%, respectively. The effective tax rate for GAAP Net Income for the six months ended June 30, 2026 and 2025 was 6.5% and -5.1%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2026 was 20.5% compared with 14.1% for full year 2025.

Balance Sheet and Capital Management

As of June 30, 2026, the Company held Cash, Cash equivalents and Short-term investments of $535 million and had no funded debt.

During the second quarter 2026, the Company repurchased 0.5 million shares and share equivalents at an average price of $153.10 per share. During the six months ended June 30, 2026, the Company repurchased 2.1 million shares and share equivalents at an average price of $153.81 per share.

As of June 30, 2026 the Company’s remaining repurchase authorization was $760 million.

The Company intends to exchange 65 thousand Partnership Units for cash at an amount to be determined by the volume-weighted average price per share of the Company’s Class A common stock on July 30, 2026, subject to approval by the Board of Directors.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on September 16, 2026 to Class A common stockholders of record as of September 2, 2026.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 28, 2026 at 8:30 a.m. ET to discuss its second quarter and six months ended June 30, 2026 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 267-6316 (U.S. domestic) or +1 (203) 518-9783 (international), passcode PJTP2Q26. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world’s most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our remote and on-premises computer or communication systems, including as a result of a catastrophic event; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; (f) volatility in the political and economic environment, including but not limited to inflation, changes to global trade policies, elevated interest rates, potential government shutdowns, and geopolitical or military conflicts; and (g) significant technological disruption, including the rapid development and adoption of emerging technologies, such as artificial intelligence.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense; and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our “former Parent”) related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$486,290	$406,884	$904,494	$731,415
Expenses
Compensation and Benefits	325,601	276,834	605,861	497,976
Occupancy and Related	15,849	14,865	31,479	28,773
Travel and Related	13,020	11,445	26,474	22,608
Professional Fees	10,339	9,065	19,402	16,436
Communications and Information Services	10,734	9,716	20,915	18,876
Depreciation and Amortization	4,342	3,282	8,288	6,494
Other Expenses	4,312	5,198	9,597	11,195
Total Expenses	384,197	330,405	722,016	602,358
Income Before Provision (Benefit) for Taxes	102,093	76,479	182,478	129,057
Provision (Benefit) for Taxes	20,808	15,041	11,940	(6,544)
Net Income	81,285	61,438	170,538	135,601
Net Income Attributable to Non-Controlling Interests	35,452	28,538	64,204	48,685
Net Income Attributable to PJT Partners Inc.	$45,833	$32,900	$106,334	$86,916
Net Income Per Share of Class A Common Stock
Basic	$1.71	$1.27	$4.01	$3.38
Diluted	$1.66	$1.21	$3.87	$3.21
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	26,831,881	25,835,812	26,533,755	25,681,563
Diluted	28,509,353	43,440,009	28,627,522	43,951,488

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Compensation and Benefits Expense	$325,601	$276,834	$605,861	$497,976
Acquisition-Related Compensation Expense(1)	(2,219)	(2,132)	(4,373)	(4,216)
Adjusted Compensation and Benefits Expense	$323,382	$274,702	$601,488	$493,760

GAAP Non-Compensation Expense	$58,596	$53,571	$116,155	$104,382
Amortization of Intangible Assets(2)	(1,269)	(1,437)	(2,539)	(2,874)
Spin-Off-Related Payable(3)	(47)	(22)	(94)	(48)
Adjusted Non-Compensation Expense	$57,280	$52,112	$113,522	$101,460

GAAP Pretax Income	$102,093	$76,479	$182,478	$129,057
Acquisition-Related Compensation Expense(1)	2,219	2,132	4,373	4,216
Amortization of Intangible Assets(2)	1,269	1,437	2,539	2,874
Spin-Off-Related Payable(3)	47	22	94	48
Adjusted Pretax Income	$105,628	$80,070	$189,484	$136,195

GAAP Provision (Benefit) for Taxes	$20,808	$15,041	$11,940	$(6,544)
Non-GAAP Tax Adjustments	846	(1,830)	26,904	29,016
Adjusted If-Converted Taxes(4)	$21,654	$13,211	$38,844	$22,472

GAAP Net Income	$81,285	$61,438	$170,538	$135,601
Acquisition-Related Compensation Expense(1)	2,219	2,132	4,373	4,216
Amortization of Intangible Assets(2)	1,269	1,437	2,539	2,874
Spin-Off-Related Payable(3)	47	22	94	48
Add: GAAP Provision (Benefit) for Taxes	20,808	15,041	11,940	(6,544)
Less: Adjusted If-Converted Taxes(4)	(21,654)	(13,211)	(38,844)	(22,472)
Adjusted Net Income, If-Converted	$83,974	$66,859	$150,640	$113,723

Adjusted Net Income, If-Converted Per Share	$1.97	$1.54	$3.51	$2.59
Weighted-Average Shares Outstanding, If-Converted	42,597,204	43,440,009	42,940,830	43,951,488

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2026 and 2025 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	26,831,881	25,835,812	26,533,755	25,681,563
Dilutive Impact of Unvested RSUs(5)	1,677,472	2,275,124	2,093,767	2,828,065
Dilutive Impact of Partnership Units(6)	—	15,329,073	—	15,441,860
Diluted Shares Outstanding, GAAP	28,509,353	43,440,009	28,627,522	43,951,488

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	26,831,881	25,835,812	26,533,755	25,681,563
Unvested RSUs(5)	1,677,472	2,275,124	2,093,767	2,828,065
Partnership Units(6)	14,087,851	15,329,073	14,313,308	15,441,860
If-Converted Shares Outstanding	42,597,204	43,440,009	42,940,830	43,951,488

	As of June 30,
	2026	2025
Fully-Diluted Shares Outstanding(7)	45,084,267	45,937,559

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(2)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(4)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(5)
Represents the dilutive impact under the treasury stock method of unvested RSUs that have a remaining service requirement.
(6)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units with a remaining service requirement.
(7)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.